Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT

In connection with the quarterly report on Form 10-Q of Cornerstone Building Brands, Inc. (the “Company”) for the quarter ended October 2, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey S. Lee, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	I have reviewed this Report of the Company;

2.	This Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

3.	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2021

/s/ Jeffrey S. Lee
Jeffrey S. Lee
Executive Vice President, Chief Financial Officer and Chief Accounting Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Cornerstone Building Brands, Inc. and will be retained by Cornerstone Building Brands, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification shall not be deemed to be “filed” or part of the Report or incorporated by reference into any of the registrant’s filings with the Securities and Exchange Commission by implication or by any reference in any such filing to the Report.